NEWS RELEASE

For Release:    Immediately

Contact:    Robert Webb
        robert_webb@mohawkind.com

MOHAWK ANNOUNCES PLANNED TRANSITION OF
FLOORING REST OF THE WORLD SEGMENT LEADERSHIP

Calhoun, Georgia, July 17, 2023 —Mohawk Industries, Inc. (NYSE: MHK) today announced that Wim Messiaen will join the Company on October 16, 2023, following the completion of his contractual notice, and will succeed Bernard Thiers as president of the Company’s Flooring Rest of the World segment effective February 1, 2024. Mr. Thiers will continue in a senior advisory role after February 1 to ensure a successful transition of the business and its strategies.
For the past five years, Mr. Messiaen has served as CEO of the corrugated packaging division of VPK Group. Prior to that, he worked for sixteen years with Etex, a leading global building materials company, where his last position was division manager of Roofing - Central and Eastern Europe. Earlier, Mr. Messiaen served as managing director of Domo Group’s contract carpet tile division.
“Wim has an excellent record as an inspirational leader,” said Jeffrey S. Lorberbaum, Mohawk’s chairman and chief executive officer. “His expertise includes driving organic growth on an international scale, including brown and green field initiatives and numerous acquisitions and divestments. Wim has successfully launched new product categories and built brands from the ground up as well as reorganizing businesses to optimize their results. His background encompasses many product categories, including fiber-based packaging, exterior cladding, roofing, internal partitions and flooring. Wim will complement our outstanding Flooring Rest of the World team and continue our profitable growth.”

Since 2009, Mr. Thiers has led Mohawk’s Flooring Rest of the World segment. He dramatically expanded the business into new geographies and product categories while developing a talented leadership team. Under Mr. Thiers’ leadership, the business executed multiple transformational acquisitions, including IVC Group in Europe and Godfrey Hirst, the largest flooring business in Australia and New Zealand. He built the panels and insulation businesses into industry leaders both through organic growth and acquisitions. Mr. Thiers’ focus on product innovation led to the creation of breakthrough innovations in flooring, resulting in a leading patent portfolio and licensing business.
“I appreciate Bernard’s many important contributions to the growth of our business,” said Lorberbaum. “He will continue to play an important role in the long-term success of Mohawk Industries.”

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Certain of the statements in the immediately preceding paragraphs, particularly anticipating future performance, business prospects, growth and operating strategies and similar matters and those that include the words “could,” “should,” “believes,” “anticipates,” “expects,” and “estimates,” or similar expressions constitute “forward-looking statements.” For those statements, Mohawk claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. There can be no assurance that the forward-looking statements will be accurate because they are based on many assumptions, which involve risks and uncertainties. The following important factors could cause future results to differ: changes in economic or industry conditions; competition; inflation and deflation in raw material prices and other input costs; inflation and deflation in consumer markets; energy costs and supply; timing and level of capital expenditures; timing and implementation of price increases for the Company’s products; impairment charges; integration of acquisitions; international operations; introduction of new products; rationalization of operations; taxes and tax reform, product and other claims; litigation; and other risks identified in Mohawk’s SEC reports and public announcements.

ABOUT MOHAWK INDUSTRIES

Mohawk Industries is the leading global manufacturer of flooring products that enhance residential and commercial spaces around the world. Mohawk’s industry leading innovation has yielded products and technologies that differentiate its brands in the marketplace and satisfy all remodeling and new construction requirements. During the past three decades, Mohawk has transformed its business from an American carpet manufacturer into the world’s largest flooring company with operations on five continents. Mohawk’s vertically integrated manufacturing and distribution processes provide competitive advantages in the production of carpet, rugs, ceramic tile, laminate, wood, stone and vinyl flooring as well as chipboard, melamine board, high pressure laminate decorative panels and insulation products. Mohawk’s brands are among the most recognized in the industry and include American Olean, Daltile, Durkan, Eliane, Elizabeth, Feltex, Grupo Daltile, Godfrey Hirst, IVC Commercial, IVC Home, Karastan, Marazzi, Mohawk, Mohawk Group, Mohawk Home, Pergo, Quick-Step, Unilin and Vitromex. For more information, please visit mohawkind.com.